Exhibit 99.1

News Release

Contact:

Media Relations                                                                Media/Investor Relations
Bobbie Collins                                                                      Brian Beades
212-810-8155                                                                      212-810-5596
Bobbie.Collins@blackrock.com                                            invrel@blackrock.com

BlackRock Announces Resignation of Stan O’Neal from Board of Directors

New York, October 30, 2007 – BlackRock, Inc. (NYSE: BLK) today announced that Stan O’Neal, former Chairman and CEO of Merrill Lynch, has resigned from BlackRock’s Board of Directors. Currently, the Board consists of 16 Directors, 10 of whom are independent and not affiliated with BlackRock.

About BlackRock

BlackRock is one of the world’s largest publicly traded investment management firms. As of September 30, 2007, AUM was $1.3 trillion. The firm manages assets on behalf of institutions and individuals worldwide through a variety of equity, fixed income, cash management and alternative investment products. In addition, a growing number of institutional investors use BlackRock Solutions investment system, risk management and financial advisory services. Headquartered in New York City, the firm has over 5,000 employees in 19 countries and a major presence in key global markets, including the U.S., Europe, Asia, Australia and the Middle East. For additional information, please visit the Company's website at www.blackrock.com.

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